UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive, Suite 400 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 880-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

6.375% Senior Notes due 2034

On February 29, 2024 (the “Closing Date”), Builders FirstSource, Inc., a Delaware corporation (the “Company”), completed the previously announced sale of $1,000 million aggregate principal amount of its 6.375% senior notes due 2034 (the “Notes”) at an issue price of 100.0% (the “Notes Offering”).

The Company used the net proceeds from the Notes Offering to repay indebtedness outstanding under the Company’s senior secured ABL facility (the “ABL Facility”) and for general corporate purposes.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees have not been and will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Indenture

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Interest and Maturity

The Notes bear interest at a rate of 6.375% and mature on March 1, 2034. Interest is payable on the Notes on March 1 and September 1 of each year, commencing on September 1, 2024.

Guarantees

The Notes, subject to certain exceptions, are guaranteed, jointly and severally, on a senior unsecured basis, by each of the Company’s direct and indirect wholly owned subsidiaries (the “Guarantors”) that guarantee its obligations under the ABL Facility, the Company’s 5.000% senior notes due 2030 (the “2030 Notes”), the Company’s 4.250% senior notes due 2032 (the “4.25% 2032 Notes”) and the Company’s 6.375% senior notes due 2032 (the “6.375% 2032 Notes” and, collectively with the 2030 Notes and the 4.25% 2032 Notes, the “Existing Notes”). Subject to certain exceptions, future subsidiaries that guarantee the ABL Facility and the Existing Notes or certain other indebtedness will also guarantee the Notes.

Ranking

The Notes constitute senior unsecured obligations of the Company and the Guarantors and rank pari passu in right of payment with all of the existing and future senior indebtedness of the Company, including indebtedness under the ABL Facility and the Existing Notes, effectively subordinated to all existing and future secured indebtedness of the Company and the Guarantors (including indebtedness under the ABL Facility) to the extent of the value of the assets securing such indebtedness, senior to all of the future subordinated indebtedness of the Company and the Guarantors and structurally subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of the Company’s subsidiaries that do not guarantee the Notes.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt or issue preferred stock, create liens, create restrictions on the Company’s subsidiaries’ ability to make payments to the Company, pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock, make certain investments or certain other restricted payments, guarantee indebtedness, designate unrestricted subsidiaries, sell certain kinds of assets, enter into certain types of transactions with affiliates, and effect mergers and consolidations.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to March 1, 2029, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after March 1, 2029, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to March 1, 2027, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control triggering events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summaries of the Indenture and the Notes are qualified in their entirety by reference to the actual Indenture and form of the Notes, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On February 26, 2024, the Company issued a press release to announce that it priced the Notes Offering, a copy of which is filed as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included as part of this Current Report:

Exhibit Number	Description

4.1	Indenture, dated as of February 29, 2024, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.375% Senior Note due 2034 (included in Exhibit 4.1).

99.1	Press release announcing the pricing of the notes offering, dated February 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Timothy D. Johnson
Name:	Timothy D. Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 29, 2024

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